Exhibit 4.14

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAW, AND MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH REGISTRATION OR QUALIFICATION AS MAY BE NECESSARY UNDER THE SECURITIES LAWS OF ANY STATE, OR AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS UNDER THE ACT OR SUCH STATE LAW.


                                    PHC, INC.

                 _____________________________________________

                      CLASS A COMMON STOCK PURCHASE WARRANT

                 _____________________________________________


                                                            Certificate No. ____
                                                    Dated as of October 19, 2004

     Reference is made to that certain Revolving Credit, Term Loan and Security Agreement dated as of the date hereof (as amended, supplemented or modified from time to time, the "Loan Agreement"), among PHC, INC. a Massachusetts corporation (the "Company") and certain of its subsidiaries, NORTH POINT PIONEER, INC. and CAPITALSOURCE FINANCE LLC (the "Lender"), an affiliate of CS EQUITY LLC, a Delaware limited liability company ("CapitalSource"), and to the other Loan Documents, pursuant to which the Lender has agreed to make certain loans to the Borrowers (the "Loans"). This Warrant is issued at Closing under the Loan
Agreement and means and shall include any and all warrants issued in substitution for and/or in replacement of this Warrant. The obligations of the Lender to execute and deliver the Loan Documents and to consummate the transactions thereunder are conditioned on, among other things, the issuance of this Warrant to CapitalSource, and the Company has agreed to issue this Warrant to CapitalSource in order to induce such affiliate to enter into the Loan Documents and to make the Loans.

     Capitalized terms used in this Warrant and not elsewhere defined herein shall have the meanings set forth in Schedule 1 to this Warrant or in the Loan Agreement (if not defined herein).

1. Grant. In consideration of the foregoing and other value received, the Company hereby grants to CapitalSource and/or its assigns or transferees (collectively, the "Holder"), at the exercise price set forth in Section 3 below, the right to purchase up to 250,000 shares of Class A Common Stock (or other security issued in accordance with Section 8) subject to adjustment from time to time (the "Warrant Shares").


                                    -- 5 --
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2.   Exercise Period.  The right to exercise this Warrant,  in whole or in part, begins on the date that pursuant to Section 9 below, the Company has informed the Holder that the Company has amended its Charter to provide for adequate authorized Warrant Shares and has reserved those Warrant Shares for issuance under this Warrant, and expires on the tenth anniversary of the date hereof (such date, the "Expiration Date").

3. Exercise Price. The exercise price of this Warrant is $1.15 per share (the "Exercise Price").

4.   Anti-Dilution Adjustment.

     (a) Dilutive Transactions. Each time the Company enters into a Dilutive Transaction, the number of Warrant Shares issuable hereunder shall be increased to the number determined by performing the following calculation and rounding the resulting number to the nearest whole share: divide: (i) the Non-Dilutive Price of a Warrant Share then in effect multiplied by the number of Warrant Shares then issuable hereunder, by (ii) the Weighted Average Per Share Value.

     (b) Readjustment. If any option, right or right to convert or exchange any Common Stock Equivalent issued in connection with a Dilutive Transaction expires without having been exercised prior to the exercise by the Holder of its rights hereunder, the number of Warrant Shares then issuable hereunder shall forthwith be readjusted to such lesser number as would have been issuable had the option, right or Common Stock Equivalent never been issued.

     (c) Adjustment of Exercise Price. Upon each adjustment of the number of Warrant Shares as provided in Subsection 4(a), the Exercise Price shall be adjusted to the dollar figure (calculated to the nearest hundredth of a cent) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the number of Warrant Shares purchasable pursuant hereto immediately following such adjustment.

5.   Other Adjustments.

     (a) Adjustment for Change in Class A Common Stock. If the Company (i) pays a dividend or makes a distribution on its Class A Common Stock in shares of its Common Stock, (ii) subdivides, splits or reclassifies its outstanding shares of Class A Common Stock into a greater number of shares, or (iii) combines or reclassifies its outstanding shares of Common Stock into a smaller number of shares (each, an "Adjustment Event"), the number of Warrant Shares issuable hereunder immediately prior to such action shall be proportionately adjusted so that the Holder will receive, upon exercise, the aggregate number and kind of shares of capital stock of the Company which it would have owned immediately following such action if the Holder had exercised this Warrant in full immediately prior to such Adjustment Event. The adjustment shall become effective immediately after the record date in the case of a dividend or distribution

                                    -- 6 --
and immediately after the effective date in the case of a subdivision, combination or reclassification. The adjustment shall be made successively whenever any Adjustment Event occurs.

     (b) Adjustment for Reorganization. Subject to Section 11.9, if there occurs any Change of Control, there shall thereafter be deliverable, upon exercise of this Warrant (in lieu of the number of Warrant Shares theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the number of shares of Class A Common Stock that would otherwise have been deliverable upon exercise of this Warrant in full would have been entitled upon such Change of Control if such Warrant had been exercised in full immediately prior to such Change of Control.

     (c) Adjustment of Exercise Price. Upon each adjustment of the number of Warrant Shares issuable hereunder as provided in this Section 5, the Exercise Price shall also be equitably and proportionately adjusted.

     (d) Certificate as to Adjustments. In each case of any adjustment or readjustment in the number of shares, securities or other property issuable upon exercise of this Warrant and/or in the Exercise Price, the Company at its expense will promptly provide written notice to the Holder stating the number of shares of Class A Common Stock, other securities or other property then issuable upon exercise of this Warrant and the applicable Exercise Price after such adjustment, showing how such amounts were calculated.

6. Participation in Dividends, Distributions, Repurchases or Redemptions. If the Company declares any dividend or makes any distribution, in each case, that is not in shares of Class A Common Stock, or repurchases or redeems any of its capital stock (except forfeitures by holders, and/or repurchases by the Company, of any shares of Class A Common Stock or options pursuant to any employment agreements with executives of the Company or pursuant to any equity incentive plan in existence on the date hereof that has been approved by the stockholders of the Company and qualifies as an incentive plan under the Internal Revenue Code of 1986, as amended (collectively, "Permitted Redemptions")), the Company will pay the Holder the declared dividend, or offer to include the Holder in such distribution, repurchase or redemption, as if the Holder had exercised this Warrant in full immediately prior to such event or any record date with respect thereto. If the Holder elects to participate in a repurchase or redemption, this Warrant shall be modified (as of the date of such event) so that the Holder shall be entitled to receive, upon exercise, the number of Warrant Shares issuable hereunder less the number of Warrant Shares redeemed or repurchased.

7.   Prior Notice as to Certain Events.

     (a) Dividends, Distributions, Subscription Rights. If the Company (i) pays any dividend, or makes any distribution, or repurchases or redeems any of its capital stock (except Permitted Redemptions), (ii) offers any subscription rights to the holders of its capital stock to purchase any additional shares of stock of any class or any other rights, or (iii) authorizes the issuance of shares of Common Stock or Common Stock Equivalents, then at least 15 Business Days prior to the action or record date for such action, the Company will send written notice to the Holder of the dates on which (A) the Company will close its books or take a
                                    -- 7 --
record for such action, (B) such action will occur, and (C) the holders of capital stock of record will participate in such action.

     (b) Change of Control. If the Company (i) enters into any Change of Control or reclassification of its capital stock or equity securities, (ii) is the subject of a voluntary or involuntary dissolution, liquidation or winding up or
(iii) receives a notice from any holder of its equity securities that such holder desires to exercise its right to "put" or sell such securities back to the Company or to have such securities redeemed or repurchased by the Company, then at least 15 Business Days prior to such action or transaction, the Company will send written notice to the Holder of the dates on which (A) the Company will close its books or take a record for such action, (B) such action will occur, and (C) if applicable, the holders of capital stock of record may exchange their capital stock for securities or other property deliverable upon such action.

8.   Intentionally Omitted

9. Reservation of Class A Common Stock; Par Value. The Company shall set forth a proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Class A Common Stock such that it will have upon the exercise of this Warrant such number of its authorized but unissued shares of Class A Common Stock as will be sufficient to permit the exercise in full of this Warrant, at each annual meeting of the Company's stockholders until such proposal is adopted (and at all times thereafter if there are insufficient authorized but unissued shares of Class A Common Stock to permit the exercise in full of this Warrant) or until the Expiration Date has occurred. Promptly following the approval of such proposal by the Company's stockholders, the Company will cause the Company's Certificate of Incorporation to be amended in accordance with such approved proposal and shall provide the Holder with prompt written notice thereof.

Upon issuance, each of the Warrant Shares will be validly issued, fully paid and nonassessable, free and clear of all preemptive or similar rights, liens, security interests, charges and other encumbrances and/or restrictions on sale or otherwise. Without limiting the generality of the foregoing, the Company will
(i) not permit the par value, if any, of its Class A Common Stock to exceed the then effective Exercise Price, and in furtherance of the foregoing, shall promptly cause the Certificate of Incorporation of the Company to be amended to reduce the par value of the Class A Common Stock if the Exercise Price is reduced below the current par value, and (ii) not amend or modify any provision of the Certificate of Incorporation of the Company or by-laws of the Company in any manner that would adversely affect in any way the powers, preferences or rights of the Class A Common Stock or which would adversely affect the rights of the Holder.

10. No Voting Rights; Limitations of Liability. Prior to exercise, this Warrant will not entitle the Holder to any voting rights or other rights as a stockholder of the Company not granted herein. No provision of this Warrant, in the absence of affirmative action by the Holder to exercise this Warrant, and no enumeration in this Warrant of the rights or privileges of the Holder, will give rise to any liability of such Holder for the Exercise Price.

                                    -- 8 --

11.  Registration Rights.

11.1 Effective Date. The rights of each Holder that holds Registrable Securities under this Section 11 are effective as of the date hereof and shall remain in full force and effect for so long as the Holder continues to hold any Registrable Securities and regardless of any transfer of this Warrant or its termination upon its exercise in full.

11.2 Intentionally Omitted.

11.3 Piggyback Registrations.

     (1) RIGHT TO PIGGYBACK. Whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to a registration on Form S-8 or Form S-4 or any successor forms, a registration covering only an employee benefit plan (as defined in Rule 405 of the Securities Act) or a registration covering only securities proposed to be issued in exchange for securities or assets of another corporation) and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), the Company will give prompt written notice to all holders of Registrable Securities and (subject to subsections (2) and (3) below) shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 Business Days after the day on which the Company's notice is deemed delivered under the terms hereof. The foregoing right shall not apply to the Company registration of shares of its Class A Common Stock on Form S-3 filed with the SEC prior to the date hereof and awaiting SEC effectiveness.

     (2) PRIORITY ON INITIAL REGISTRATION. If a Piggyback Registration is an underwritten registration of shares being sold by the Company, and the managing underwriter(s) advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration:

     (i) first, the securities the Company proposes to sell;

     (ii) second, to the extent a number of additional securities are to be included in the registration, the Registrable Securities requested to be included in such registration; and

     (iii) third, to the extent a number of additional securities are to be included in the registration, all other securities requested to be included in such registration pursuant to the exercise of other piggyback registration rights granted by the Company.

                                    -- 9 --

     (3) PRIORITY ON SUBSEQUENT REGISTRATION. If a Piggyback Registration is an underwritten registration other than a registration of shares being sold by the Company, and the managing underwriter(s) advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration:

     (i) first, Registrable Securities requested to be included in such registration;

     (ii) second, to the extent a number of additional securities are to be included in the registration, the securities the Company proposes to sell; and

     (iii) third, to the extent a number of additional securities are to be included in the registration, all other securities requested to be included in such registration pursuant to the exercise of other piggyback registration rights granted by the Company.

11.4 Intentionally Omitted.

11.5 Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its best reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition therefor, and pursuant thereto, the Company will, as expeditiously as possible, do all of the following:

     (1) REGISTRATION STATEMENT. Prepare and file with the U.S. Securities and Exchange Commission (the "SEC") a registration statement with respect to such Registrable Securities and use its best reasonable efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents will be subject to the review and approval of such counsel) and use its best reasonable efforts to avoid the issuance of (or if issued, obtain the withdrawal of) any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction as soon as possible;

                                    -- 10 --

     (2)  AMENDMENTS  &  SUPPLEMENTS.   Prepare  and  file  with  the  SEC  such
          amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof, which period shall not be less than six months;

     (3) FURNISH COPIES. Furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included therein (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities covered by such registration statement;

     (4) BLUE-SKY COMPLIANCE. Use its best reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such United States jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify for this subparagraph, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction other than with respect to the registration, qualification or exemption therefrom of the Registrable Securities);

     (5) NOTIFICATIONS. Notify each seller of such Registrable Securities at any time when a registration statement related thereto is effective under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in light of the circumstances then existing, and, at the request of any such seller, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

     (6) LISTING. Use its best reasonable efforts to cause all such Registrable Securities to be listed on any nationally recognized United States trading market, if applicable, on which similar securities of the same class issued by the Company are then listed;

                                    -- 11 --

     (7) TRANSFER AGENT; REGISTRAR. Provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

     (8)  OMITTED.

     (9) SUPPLY INFORMATION. Make available for inspection by any seller of Registrable Securities, underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement; and

     (10) OBTAIN COLD COMFORT LETTER AND OPINIONS OF COUNSEL. Obtain a cold comfort letter from the Company's independent public accountants and opinions of counsel from the Company's attorneys, each in customary form and covering such matters as are customarily given or covered by independent public accountants and attorneys, as applicable, in an underwritten public offering of securities, addressed to the sellers.

11.6 Registration Expenses. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to this Section 11, including, without limitation, all registration, filing and qualification fees, printing and accounting fees, listing fees and expenses, fees and expenses of compliance with securities or blue sky laws, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the sellers of Registrable Securities. Underwriting discounts and commissions relating to Registrable Securities will be borne and paid ratably by the sellers of such Registrable Securities.

11.7 Indemnification Provisions.

     (1) INDEMNITY OF HOLDERS OF REGISTRABLE SECURITIES. The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers and directors and each Person who controls each such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company or any underwriter by such holder expressly for use therein or by such

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
holder's failure to deliver to the Company in writing the information and affidavits required by subsection (2) of this Section 11.7 after the Company has furnished such holder with a sufficient number of copies of the registration statement or prospectus or any amendments or supplements thereto.

     (2) DISCLOSURE AND INDEMNIFICATION BY HOLDERS OF REGISTRABLE SECURITIES. In connection with any registration statement in which a holder of such Registrable Securities is participating, each such holder will furnish to the Company in writing such information and affidavits relating to disclosure concerning such holder required to be included in the registration statement as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; provided, however, that the obligation to indemnify will be several, not joint and several, among such holders; and provided, further, however that the liability of each holder will be in proportion to and limited to the net amount received by such holder from the sale of Registrable Securities pursuant to such registration statement.

     (3) NOTICE AND DEFENSE. Any person entitled to indemnification hereunder will: (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification, and (ii) unless in the reasonable opinion of such indemnified party's counsel a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. The failure to give timely notice will not relieve the receiving party of any obligation unless such delay unduly prejudices such party's ability to defend such claim. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement or omission made by the indemnified party without its consent (but such consent will not be unreasonably withheld) and an indemnified party will not be subject to any liability for any settlement or omission made by the indemnifying party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

                                    -- 13 --

     (4) CONTINUING AND SURVIVING OBLIGATIONS; RIGHT OF CONTRIBUTION. The indemnification provided for under this Warrant will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and will survive the transfer of securities after the completion of any offering. The Company also agrees to make such provisions, based on its relative fault, for contribution to such party in the event the Company's indemnification is unavailable for any reason. The relative fault of the Company and the selling holder shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the selling holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

11.8 Rule 144 Requirements. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

     (1) make and keep public information available, as defined for purposes of Rule 144 under the Securities Act;

     (2) use its best reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company to be filed under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

     (3) furnish to any holder of Registrable Securities, upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act and of the Securities Act, a copy of the most recent annual or quarterly report of the Company and such other reports and documents of the Company as such holder may reasonable request to avail itself of any similar rule or regulation of the SEC allowing it to sell any such securities without registration.

11.9 Mergers, Etc. The Company shall not, directly or indirectly, enter into any Change of Control transaction in which the Company shall not be the surviving Company unless the proposed surviving Company shall, prior to such transaction, agree in writing to assume the obligations of the Company under this Warrant, including but not limited to those under Section 11 of this Warrant, and for that purpose references hereunder to "Registrable
     Securities" shall be deemed to be references to the securities that a Holder would be entitled to receive in exchange for Registrable Securities under and/or in connection with any such transaction; provided, however, that the provisions of this Warrant shall not apply in the event of any such transaction in which the Company is not the surviving Company if all Holders holding Registrable Securities are entitled to receive in exchange for all of their Registrable Securities consideration consisting solely of
     (i) cash, (ii) securities of the acquiring  Company that may be immediately

                                    -- 14 --
     sold to the public without registration under the Securities Act, or (iii) securities of the acquiring Company that the acquiring Company has agreed to register, and actually does register, for resale to the public pursuant to the Securities Act, provided such registration occurs contemporaneously with consummation of the transaction.

11.10 Miscellaneous. The Company has not granted and will not grant to any Person the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities or any other Common Stock Equivalents, that in any material manner are more favorable to such Person than those granted herein.

12. Exercise Procedure. To exercise this Warrant, the Holder must deliver to the principal office of the Company (prior to the Expiration Date) this Warrant, the subscription substantially in the form of Exhibit A attached hereto and the Exercise Price for the Warrant Shares being purchased. The Holder may deliver the Exercise Price by any of the following methods, at its option: (i) in legal tender, (ii) by bank cashier's or certified check,
     (iii) by wire transfer to an account designated by the Company, or (iv) in accordance with Section 13. Upon exercise, the Company, at its sole expense (including the payment by the Company of any documentary, stamp, issue or transfer taxes), will issue and deliver to Holder, within five Business Days after the date on which the Holder exercises this Warrant, certificates for the Warrant Shares purchased upon exercise of this Warrant. The Warrant Shares so purchased shall be deemed issued, and the Holder deemed the holder of record of such Warrant Shares, as of 9:00 a.m. (New York City time) on the date on which the Holder exercises this Warrant. The Company shall pay any and all documentary, stamp or issue, transfer or similar taxes payable in respect of the issue or delivery of the Warrant Shares. This Warrant may be exercised in whole or in part and in the event this Warrant is partially exercised, the Company shall forthwith issue and deliver to the Holder a new Warrant of like tenor to purchase that number of Warrant Shares with respect to which such partial exercise did not apply.

13. Cashless Exercise. In lieu of paying the applicable Exercise Price by legal tender, check, or wire transfer, the Holder may elect to receive, upon any exercise of this Warrant, that number of Warrant Shares equal to the quotient obtained by dividing:

                            [(A-B)(X)] by (A), where:

          A = the Fair Market Value of a share of Class A Common Stock on the date of exercise;

          B    = the Exercise Price for a share of Class A Common Stock; and

          X = the number of Warrant Shares (equal to or less than the number of Warrant Shares then issuable hereunder) as to which this Warrant is being exercised.

                                    -- 15 --

14. Sale of Warrant or Warrant Shares. Neither the issuance of this Warrant nor the issuance of any of the Warrant Shares upon exercise of this Warrant have been registered under the Securities Act or the Exchange Act or under the securities laws of any state. The issuance of the Warrant Shares upon exercise of this Warrant shall be subject to compliance with all applicable federal and state securities laws. Neither this Warrant nor any of the Warrant Shares (when issued) may be sold, assigned, transferred, pledged or hypothecated or otherwise disposed of except: (i) as permitted by any effective registration statement under the Securities Act and such registration or qualification as may be required under the securities laws of any state in question, or (ii) as permitted by an exemption from such registration and/or qualification requirements under the Securities Act and the securities laws of any state or if any such registration and/or qualification is not required. For so long as any Warrant Shares are Registrable Securities, the Company shall cause each certificate evidencing any such Warrant Shares to bear the following legend:

     THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITRIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY APPLICABLE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH REGISTRATION OR QUALIFICATION AS MAY BE NECESSARY UNDER THE SECRUITIES LAWS OF ANY STATE, OR AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS UNDER THE ACT OR SUCH STATE LAW.

15.  Put Right.

     (a) Exercise of Put. At any time or times during any Put Period, but subject to the provisions of subsection 15(d) below, the Holder shall have the right to require the Company to repurchase (the "Put") (i) all or any number of the then Warrant Rights and/or (ii) all or any number of the Warrant Shares then held by the Holder (collectively, the "Put Securities"), at an aggregate price equal to:

     (x) the aggregate number of Put Securities specified in the Put Notice (as defined below) multiplied by the Purchase Price, minus

     (y) the then Exercise Price multiplied by the aggregate number of Warrant Rights specified in the Put Notice,

     but in all events a minimum of $100,000 if the Put is fully exercised and pro-rated if partially exercised based on the number of Put Securities so exercised (such aggregate dollar amount, being the "Put Amount" and the $100,000 minimum dollar amount or portion thereof being the "Minimum Put Amount"), by delivering a written notice specifying the portion of the Warrant and/or the number of Warrant Shares to be purchased (the "Put Notice"). Once a Put Notice has been delivered, it shall remain in full force and

                                    -- 16 --
     effect and the Company shall have the obligation to consummate the Put Closing (as defined below) notwithstanding that the Put Period may thereafter terminate or be inapplicable because of events or actions occurring after such delivery. The Company shall not be required to consummate the Put Closing if such is prohibited by Massachusetts laws relating to impairment of capital upon redemptions of capital stock, but in such case the Company shall consummate the Put Closing immediately upon the termination of such prohibition and the Company's obligation to pay the Put Amount or Minimum Put Amount, as applicable, upon such consummation of the Put Closing immediately upon the termination of such prohibition shall be an Obligation under the Loan Agreement secured by the Collateral under the Security Documents.

     (b) Closing. Upon the delivery of any Put Notice, the Company shall in good faith promptly determine the Purchase Price (including, if applicable, the Fair Market Value of the number of Put Securities to be purchased), and, within five
(5) Business Days after its receipt of the Put Notice, the Company will purchase, and the Holder will sell, the Put Securities specified in the Put Notice (the "Put Closing"). At each Put Closing, the Holder shall surrender this Warrant if being repurchased in whole or in part and deliver to the Company certificates representing any Warrant Shares to be repurchased by the Company, in each case without any representation or warranty (other than that Holder has good and valid title thereto and the power and authority to surrender such Warrant and/or Warrant Shares), and the Company shall deliver to the Holder the total Put Amount for the number of Put Securities being repurchased by the Company by cashier's or certified check payable to the Holder or by wire transfer of immediately available funds to a bank account designated by the Holder. In the event this Warrant or the Warrant Shares are partially repurchased at any Put Closing, the Company shall forthwith issue and deliver to the Holder a new certificate evidencing, or, as applicable, a new Warrant of like tenor to purchase that number of shares with respect to which such partial repurchase did not apply.

     (c) Survival. Notwithstanding anything to the contrary in this Warrant, the terms of this Section 15, if not then fully exercised by the Holder, shall survive in full the exercise of this Warrant and (i) each public offering of securities of the Company (including, without limitation, an IPO), (ii) each Value Event, (iii) each Event of Default, and/or (iv) the payment or prepayment in full of the Obligations.

     (d) Company Option in Lieu of Put in Full. If all of the Put Securities may then be sold by the Holder to the public in normal brokered transactions, the Company shall have the right, to be exercised by written notice to the Holder made no later than three (3) Business Days after delivery to the Company of the Put Notice, to decline to consummate a Put Closing that results in payment of a Put Amount in excess of the Minimum Put Amount and instead (i) pay to the Holder at the Put Closing the Minimum Put Amount, (ii) issue to the Holder, if and as necessary based on the allocation of Put Securities between Warrant Rights and Warrant Shares, such number of Put Securities so that the aggregate Fair Market

                                    -- 17 --

Value as of the date of the Put Notice of all Put Securities, including those so issued, equals the Put Amount minus the Minimum Put Amount and (iii) require the Holder to sell all Put Securities (after the exercise into Warrant Shares of Put Securities that are Warrant Rights) in normal brokered transactions. If the Company so elects, the Holder shall sell the Put Securities with reasonable dispatch in normal brokered transactions. On the date that is one hundred fifteen (115) days after delivery of the Put Notice under the provisions of this
Section 15, the Company shall pay to the Holder the dollar amount, if a positive figure, equal to the lesser of:

     (1) $350,000 minus any portion of the Minimum Put Amount previously paid to the Holder under this Section; or

     (2) the Put Price that the Company would have been required to pay to the Holder for the Put Securities if the Company had not so elected the provisions of this Section 15(d) minus the net proceeds (after expenses and commissions paid or payable by the Holder in effecting the sale of the Put Securities in normal brokered transactions) received or receivable by the Holder for the sale of the Put Securities minus any portion of the Minimum Put Amount previously paid to the holder under this Section.

     (e) Company Option in Connection with Refinancing.

          (i) Notwithstanding anything herein that may be construed to the contrary, if at any time or times while the Loans are outstanding the Company decides in good faith to fully refinance the Loans with any person that is not an Affiliate of the Company (a "Refinancing"), the Company shall have the right to deliver a written notice to the Holder (the "Refinancing Notice") no later than thirty (30) days prior to the intended date of the Refinancing, specifying the intended Refinancing and the intended closing date thereof. The Holder shall thereupon have the right, by written notice delivered to the Company no later than fifteen
               (15) days prior to the intended date of the Refinancing, to exercise the Put. If so exercised, the Put Closing and delivery to the Holder of the entire Put Amount (or the Minimum Put Amount if the Put is effected under the provisions of subsection (d)) shall be effected simultaneously with the closing of the Refinancing.

          (ii) If the Holder does not exercise the Put under this subsection (e) and the Refinancing closes within three months after delivery of the Refinancing Notice, then in connection with any future exercise of the Put under this Section 15, the Put Amount or Minimum Put Amount, as applicable, shall not be an Obligation under the Loan Agreement and shall not be secured by the Collateral under the Security Documents.

         (iii) If the Refinancing does not occur by the date that is three months after delivery of the Refinancing Notice, then the Holder shall have the option at any time thereafter and prior to the closing of the Refinancing to rescind its exercise of the Put and the Company thereafter must wait at least sixty (60) days before again invoking the provisions of this subsection (e).

                                    -- 18 --

16. Transfer. The Company will register this Warrant on its books and keep such books at its offices. To effect a transfer permitted by clause (ii) under
     Section 14 hereof, the Holder must present (either in person, or by duly authorized attorney) written notice substantially in the form of Exhibit B attached hereto. To prevent a transfer in violation of Section 14, the Company may issue appropriate stop orders to its transfer agent.

17. Replacement of Warrant. If the Holder provides evidence that this Warrant or any certificate or certificates representing the Warrant Shares have been lost, stolen, destroyed or mutilated, the Company (at the request and expense of the Holder) will issue a replacement warrant or certificates evidencing such Warrant Shares, as applicable, upon reasonably satisfactory indemnification by the Holder (if required by the Company).

18. Governing Law; Interpretation. This Warrant shall be governed by and construed in accordance with the internal laws of the State of Maryland without giving effect to its choice of law provisions. Any judicial proceeding against the Company or the Holder hereunder or with respect hereto shall be brought exclusively in any federal or state court of competent jurisdiction located in the State of Maryland. Each of the Company and the Holder (i) accepts the non-exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any judgment rendered thereby, (ii) waives personal service of process, (iii) agrees that service of process upon it may be made as provided in the Loan Agreement, (iv) waives any objection to jurisdiction and venue of any action instituted hereunder and agrees not to assert any defense based on lack of jurisdiction, venue or convenience, and (v) agrees that this Warrant was issued in Maryland. Each party acknowledges that it participated in the negotiation and drafting of this Warrant and that, accordingly, neither party shall move or petition a court construing this Warrant to construe it more stringently against one party than against any other.

19.  Information Covenants.

     (a) Notice of Stockholder Meetings. If a meeting of the stockholders of the Company is called or if consents of the Company's stockholders are solicited to consider and take action on a proposal for (i) the declaration of a dividend or payment of a distribution with respect to the Class A Common Stock, (ii) the voluntary dissolution, liquidation or winding up of the Company, (iii) the issuance of shares of Class A Common Stock or any Common Stock Equivalents, (iv) any Change of Control or (v) any other action, then the Company send written notice thereof to each Holder at least five (5) Business Days prior to the record date for determining stockholders entitled to vote at such meeting or to take action with respect to such consent.

     (b) Cooperation. The Company shall cooperate with each Holder and each holder of Warrant Shares in supplying such information as may be reasonably necessary for such Person to complete and file any information reporting forms presently or hereafter required by the SEC and/or any other Governmental Authority as a condition to the availability of an exemption under the Securities Act and any applicable state securities law for the sale or purchase of this Warrant or any Warrant Shares.

                                    -- 19 --

     (c) Proper Books and Records. The Company covenants that it will, and will cause its Subsidiaries to, keep proper books and records in which full, true and correct entries in conformity with generally accepted accounting principles shall be made of all dealings and transactions in relation to its business and activities.

20. Notice. All notices and other communications given to or made under this Warrant shall be in writing and shall be given to the Company at its address set forth in the Loan Agreement and to Holder at its address shown on the books of the Company, or at such other address as such party may hereafter specify in a notice given in the manner required under this
     Section 20, and shall be given only by, and shall be deemed to have been received upon: (i) registered or certified mail, return receipt requested, on the date on which such received as indicated in such return receipt,
     (ii) delivery by a nationally recognized overnight courier, one (1) Business Day after deposit with such courier, or (iii) facsimile or electronic transmission, in each case upon telephone or further electronic communication from the recipient acknowledging receipt (whether automatic or manual from recipient), as applicable.

21. Assignment; Registration of Transfer. Subject to Section 14 hereof, Warrant and the Warrant Shares may be assigned or transferred by the Holder. This Warrant may not be assigned by the Company. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company, the Holder and any holders of Registrable Securities any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended or modified only in writing signed by the Company and the Holder and their permitted successors and assigns. Upon any assignment of this Warrant, a new warrant in substantially the form of this Warrant (any such new warrant, a "New Warrant"), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a Holder.


               [intentionally left blank - signature page follows]

                                    -- 20 --

          [signature page to PHC, Inc. Warrant issued to CS Equity LLC]


     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed on its behalf, in its corporate name, by its ___________________________________, and its corporate seal to be hereunto affixed and the said seal to be attested by its Secretary, as of the date first written above.


                                          PHC, INC.


Attest: /s/ Paula C. Wurts                By: /s/ Bruce Shear
Name:       Paula C. Wurts                Name:   Bruce Shear
Title:      Secretary                     Title:  Presdent


By signing below, the undersigned, as a shareholder and as the President of the Company, hereby agrees to use his best reasonable efforts, including but not limited to favorably voting his shares of capital stock in the Company, to cause the Company to comply with its obligation in the second sentence of Section 9 above.


________________________________
Bruce A. Shear


                                    -- 21 --

                                    Exhibit A

                            IRREVOCABLE SUBSCRIPTION

To:      PHC, Inc.

     The undersigned hereby elects to exercise its right under the attached Warrant by purchasing ____ shares of the Class A Common Stock, and hereby irrevocably subscribes to such issue. The certificates for such shares shall be issued in the name of:

         _______________________________
         (Name)

         _______________________________
         (Address)

         _______________________________
         (Taxpayer Number)

         and delivered to:

         _______________________________
         (Name)

         _______________________________
         (Address)

     PAYMENT EXERCISE: The aggregate Exercise Price of $____ per share is enclosed.

     or

     CASHLESS EXERCISE: In lieu of payment of the aggregate Exercise Price hereof, the attached Warrant is being exercised in accordance with Section 13 of the attached Warrant.

     Date:_______________

     Signed:  ________________________________________
              (Name of Holder,  Please Print)

              ________________________________________
                           (Address)

              ________________________________________
                          (Signature)

                                    -- 22 --

                                   Exhibit B

                                   ASSIGNMENT


         For value received, the undersigned hereby sells, assigns and transfers unto:

          ________________________________________
         (Name)

          ________________________________________
         (Address)

     the attached Warrant, together with all right, title and interest therein to purchase ____ shares of the Class A Common Stock, and does hereby irrevocably appoint _______________________ as attorney-in-fact to transfer said Warrant on the books of _______________________, with full power of substitution in the premises.

         Done this ______ day of ____________ 20____.




                                       ________________________________________
                                                     (Signature)

                                       ________________________________________
                                                    (Name and title)

                                       ________________________________________
                                                       (Address)

                                    -- 23 --

                         SCHEDULE 1 TO PHC, INC. WARRANT

     "Adjusted EBITDA" means a dollar amount equal to:

          (a) EBITDA (as defined in the Loan Agreement) for the relevant period, plus

          (b)  each of the following:

               (i)  management,   consulting   investment   banking,   financial
               advisory, finder's, broker's and similar paid by the Company and/or its Subsidiaries to any of their Affiliates; and

               (ii) management consulting, investment banking, financial advisory, finder's, broker's and similar fees paid by the Company and/or its Subsidiaries to any-non-Affiliates that exceed the normal and customary level of fees paid for similar services by other similarly situated companies; and

               (iii) fees or other compensation paid by the Company to its Directors in consideration for their service as Board members that exceed the normal and customary level of fees and compensation paid for similar services by other similarly situated companies; and

               (iv) compensation (including salary, bonus and benefits) paid by the Company and its Subsidiaries to their executive personnel which exceed a reasonable level of compensation for each such executive personnel based on the historical pattern of compensation for such person while employed by the Company or a Subsidiary (such pattern to take into effect an appropriate, as long as it is consistent, level of incentive compensation based on the actual performance of the Company or a Subsidiary).

"Change of Control" shall mean, with respect to the Company, the occurrence in any transaction or series of transactions of any of the following: (i) a merger, consolidation, reorganization, recapitalization or share or interest exchange, sale or transfer or any other transaction or series of transactions in which its stockholders immediately prior to such transaction or series of transactions receive, in exchange for the stock or interests owned by them, cash, property or securities of the resulting or surviving entity or any Affiliate thereof, and, as a result thereof, Persons who, individually or in the aggregate, were holders of 50% or more of its voting stock immediately prior to such transaction or series of transactions hold less than 50% of the voting stock of the resulting or surviving entity or such Affiliate thereof, calculated on a fully diluted basis or (ii) a direct or indirect sale, transfer or other conveyance or disposition, in any single transaction or series of transactions, of all or substantially all of its assets. "Class A Common Stock" means the Class A Common Stock, par value $.01 per share, of the Company.

"Common Stock" means any class of common stock of the Company, including but not limited to the Class A Common Stock and the Class B Common Stock, par value $.01 per share, of the Company.

                                    -- 24 --

"Common Stock Equivalent" means any security of the Company that is directly or indirectly convertible, exercisable, or exchangeable into any Common Stock or any other Common Stock Equivalent at any time.

"Common Stock Deemed Outstanding" means, at any given time, the sum of: (i) the number of shares of Common Stock of the Company outstanding at such time, plus
(ii) the full number of shares of Common Stock issuable upon conversion, exercise, or exchange of any Common Stock Equivalents outstanding at such time.

"Consideration" means:

          (i) if the Company issues Common Stock, the gross proceeds received by the Company for each such share of Common Stock;

          (ii) if the Company issues Common Stock Equivalents, the gross proceeds received by the Company for each such Common Stock Equivalent, plus the minimum aggregate amount of gross proceeds, if any, payable to the Company upon exchange or conversion of each such Common Stock Equivalent;

         (iii) if the Company issues options or rights to subscribe for or to purchase Common Stock or Common Stock Equivalents, the gross proceeds, if any, received by the Company for each such option or right, plus the minimum aggregate amount of gross proceeds, if any, payable to the Company upon exercise of each such option or right and upon further exchange or conversion of each such Common Stock Equivalent into which such option or right was exercised or converted;

          (iv) if the Company issues a combination of securities consisting of Common Stock or Common Stock Equivalents and other securities of the Company, and if the amount of gross proceeds allocable to the Common Stock or Common Stock Equivalents is not determinable on its face at the time of such issuance, the portion of gross proceeds received by the Company, as determined in good faith by the Company's Board of Directors; and

          (v) if the Company receives any non-cash consideration, the fair value of the non-cash consideration, as determined in good faith by the Company's Board of Directors.

"Dilutive Transaction" means any transaction (other than Exempt Transactions) effected on or after the date hereof, including but not limited to transactions pursuant to or in connection with the Membership Purchase Agreement between the Company, Pivotal Research Centers, L.L.C., and other parties dated April 30, 2004, in which the Company does any of the following, based on a Per Share Price which is less than the Non-Dilutive Price: (i) issues or sells any Common Stock or any Common Stock Equivalents; (ii) issues or sells any options, warrants or other rights to purchase or otherwise acquire any Common Stock or any Common

                                    -- 25 --

Stock Equivalent; or (iii) decreases the subscription, exercise, conversion or exchange price of the securities described in (i) or (ii) whether or not issued or sold initially at a Per Share Price in excess of the Non-Dilutive Price.

"Employee  Options"  means options to purchase  shares of Common Stock issued by
the  Company   pursuant  to  its  currently   effective  stock  option  plan  or
non-employee directors' stock option plan.

"Employee Option Shares" means both shares of Common Stock into which Employee Options are exercisable and shares of Common Stock issued under the Company's currently effective employee stock purchase plan.

"Equity Infusion" means any cash investment or investments in the equity securities of the Company after the date of this Warrant which in the aggregate equals or exceeds $2,000,000.

"Exempt Transaction" means any transaction where the Company: (i) issues any Common Stock upon conversion or exercise of securities outstanding or issued as of the date hereof; (ii) issues any Common Stock upon exercise of this Warrant;
(iii) issues equity securities as a dividend or upon a stock split; or (iv) issues Employee Options or Employee Option Shares in the aggregate not exceeding the number of shares of such authorized as of the date hereof.

"Fair Market Value" of a share of Class A Common Stock means:

     (i) the average of the daily closing prices for the thirty (30) consecutive business days ending fifteen (15) business days before the date of determination (as adjusted for any stock dividend, split, combination or reclassification that took effect during such 30 business day period) with the closing price for each day being the last reported sales price or, in case no such reported sales took place on such day, the average of the last reported bid and asked prices, in either case on the principal national securities exchange on which the Class A Common Stock is listed or admitted to trading or as reported by Nasdaq (or if the Class A Common Stock is not at the time listed or admitted for trading on any such exchange or if prices of the Class A Common Stock are not reported by Nasdaq, then such price as shall be equal to the average of the last reported bid and asked prices on such day as reported by The National Quotation Bureau Incorporated or any similar reputable quotation and reporting service, if such quotation is not reported by The National Quotation Bureau Incorporated);

     (ii) if clause (i) does not apply, and if the transaction involves the sale by the Company of securities to unaffiliated third parties (utilizing the services of an investment banker acceptable to Holder), the applicable per share price in such transaction; and

     (iii) in all other cases as determined in good faith by the Board of Directors of the Company and approved by the Holder; provided that if the Holder does not approve such determination by the Board of Directors, the Fair Market Value shall be determined based on earnings and book value and other appropriate items in accordance with the following procedure: (A) the Holder will recommend three qualified, independent appraisers to the Company; and (B) the Company will select one of the three appraisers (to be

                                    -- 26 --
     compensated by the Company) to determine a value, which value will be the "Fair Market Value". All appraisal costs will be paid by the Company.

For all purposes, the Company and the Holder agree that the Fair Market Value of the Warrant Rights or Warrant Shares, as the case may be, shall be determined without any reduction in value for lack of control or the inherent lack of liquidity of non-public minority interests.

"Formula Price" means the quotient obtained by dividing (i) six (6) times the Adjusted EBITDA of the Company and its Subsidiaries for the 12-month period (consisting of full months) immediately preceding the date of the Put Notice, by
(ii) the number of shares of Common Stock Deemed Outstanding (calculated on an as-converted, fully diluted basis) on the date of the Put Notice.

"Non-Dilutive Price" means the Fair Market Value of a share of Common Stock immediately prior to the Dilutive Transaction.

"Other Securities" means any stock (other than Class A Common Stock) and other securities of the Company or any other Person which the Holders at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to the Class A Common Stock, or which shall be issuable or shall have been issued in exchange for or in replacement of Class A Common Stock or Other Securities pursuant to this Warrant.

"Payment Date" means the date on which all of the Obligations have been irrevocably paid in full in cash and fully performed and the Loan Documents have been terminated.

"Per Share Price" means the total Consideration for each share of Class A Common Stock or Common Stock Equivalent issued or issuable by the Company in connection with a Dilutive Transaction.

"Public Offering" means any public offering and sale of equity securities by the Company, which securities are registered under the Securities Act (other than pursuant to a registration statement on Form S-8 or any successor form), and which offering and sale is underwritten by a nationally recognized investment bank.

                                    -- 27 --

"Purchase Price" of one share of Common Stock means the greater of:

     (i) the Formula Price as determined on the date of the Put Notice;

     (ii) the Fair Market Value of one Warrant Share on the date of the Put Notice; and

     (iii) the gross sale price per share of Common Stock (prior to assumed liabilities, broker fees and transaction expenses) received in the most recent or any then current arm's-length Public Offering, Equity Infusion by any Person who is not an Affiliate of the Company, Value Event or Change of Control of the Company.

"Put Period" means:

     (i) any time after the date hereof and to and through the Expiration Date that the Company does not have reserved and available for issuance and delivery upon the exercise of this Warrant such number of its authorized but unissued shares of Class A Common Stock as will be sufficient to permit the exercise in full of this Warrant, and

     (ii) each period:

          (A) commencing on the earlier of:

               (w) the maturity and/or acceleration of any Obligations and/or any Note;

               (x) the occurrence of any Event of Default;

               (y) the occurrence of a Value Event; and/or

               (z) the Payment Date, and

          (B) in each such case under this subsection (ii) continuing at all times until the applicable Put Period Termination Date.

     If a Put Period under this subsection (ii) shall have commenced and then terminated at its applicable Put Period Termination Date, then a new Put Period shall commence upon the commencement or occurrence of any other events described in subsections (w) through (z) in the foregoing definition of Put Period, the intent being that each Put Period shall constitute a separate and distinct period standing on its own and the Holder shall have the right to exercise the Put at anytime during each Put Period, regardless of whether any previous Put Period shall have expired or terminated.

     "Put Period Termination Date" as to each Put Period means the earlier of:

          (A) the Expiration Date;

          (B) the 60th  calendar day after the  commencement  of the Put Period;
          and

                                    -- 28 --

          (C) the date on which all of the Warrant Shares are transferable without limitation or restriction by the holder thereof, whether pursuant to a registration statement or under the provisions of Rule 144 or any similar rule then in effect (but the latter shall apply only if there is then an active public trading market for the class of securities constituting the Warrant Shares so that the Warrant Shares may be sold in a single transaction without negatively affecting the sale price therefor), at a price per share equal to or greater than the Purchase Price, provided that if the Company is prevented from closing the Put for any reason, the Put Period shall be tolled until such time as the restriction is lifted.

"Registrable Securities" means: (i) all of the shares of Class A Common Stock or Other Securities now held or hereafter acquired by the Holder, including (without limitation) shares of Class A Common Stock constituting Warrant Shares, and (ii) all of the shares of Class A Common Stock issued or issuable, directly or indirectly, with respect to the securities referred to in clause (i) by way of a stock dividend or stock split in connection with a combination of shares, recapitalization or Change of Control. As to any particular Registrable Securities, such securities will cease to be Registrable Securities upon the earlier of (a) when they have been registered pursuant to an effective registration statement under the Securities Act, and registered and qualified under the securities laws of all applicable states, or (b) at such time as all of the Registrable Securities of a holder are transferable without limitation or restriction by the holder thereof in a single brokerage transaction under the provisions of Rule 144(k) or any similar rule then in effect, but subsection (b) shall apply only if there is then an active public trading market for the class of securities constituting the Registrable Securities so that the Registrable Securities may be sold in a single transaction without negatively affecting the sale price therefor.

"Value Event" means the date of consummation of any (i) Public Offering, (ii) Equity Infusion or (iii) Change of Control.

"Warrant" means this Warrant, each New Warrant and each Warrant issued in replacement or substitution hereof or thereof.

"Warrant Rights" means the right of the Holder to purchase Warrant Shares upon the exercise hereof, with one Warrant Right equaling the right to purchase one Warrant Share hereunder.

                                    -- 29 --

"Weighted Average Per Share Value" means the amount determined by performing the following calculation and rounding the resulting number to the nearest whole cent: divide:

          (i) the sum of:

               (a) the Non-Dilutive Price of a Warrant Share multiplied by the number of shares of Common Stock Deemed Outstanding immediately prior to the Dilutive Transaction, plus

               (b)  the  aggregate  Consideration,  if  any,  received  or to be
               received  by  the  Company  in   connection   with  the  Dilutive
               Transaction, by

          (ii)  the  number  of  shares  of  Common  Stock  Deemed   Outstanding
          immediately after the Dilutive Transaction.




                                    -- 30 --